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                                                               Exhibit 99.(p)(8)

PRINCIPAL GLOBAL INVESTORS, LLC
PRINCIPAL REAL ESTATE INVESTORS, LLC

                                 CODE OF ETHICS

                                FEBRUARY 4, 2008

     Principal Global Investors, LLC ("PGI") and Principal Real Estate
Investors, LLC ("PrinREI") (collectively, the "Adviser" or "Advisers") have adopted this Code of Ethics (the "Code"). The principal objectives of the Code are to provide policies and procedures consistent with applicable laws and regulations, including Rule 204A-1 under the Investment Advisers Act of 1940;
and to prevent conflicts of interests or the appearance of such conflicts when officers, directors, supervised persons, employees and other persons of the advisers own or engage in transactions involving securities.

     Employees of the Advisers are also subject to the Principal Financial Group
Corporate Code of Ethics which can be found on the Principal Global Investors
Compliance Portal of the Inside The Principal(R) intranet site. Employees are reminded that they are also subject to other policies including policies on insider trading, the handling of all internally distributed proprietary and confidential information, and information barriers, among others.

     Responsibility for this Code is vested in the Chief Compliance Officer of the Adviser. However, the responsibility for implementing this Code on a day-to-day basis falls on all employees and especially staff that are in supervisory and management roles. Employees with questions are strongly urged to consult with the Compliance Department prior to taking the action in question.
The following are the primary Compliance contacts for questions regarding the
Code:

PGI SENIOR COMPLIANCE ANALYST
Niki Sawyer
515-362-1412
Sawyer.Niki@principal.com

PGI COMPLIANCE ASSOCIATE
Wynell Kisner
515-247-5597
Kisner.Wynell@principal.com

PGI NORTH AMERICA CHIEF COMPLIANCE OFFICER
Minoo Spellerberg
515-248-3082
Spellerberg.Minoo@principal.com

PGI GLOBAL CHIEF COMPLIANCE OFFICER
Jeffrey Hiller
515-235-57-37
Hiller.Jeffrey@principal.com

PFG CHIEF COMPLIANCE OFFICER
Martha Shepard
515-235-5812
Shepard.Martha@principal.com


                                        1

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                                TABLE OF CONTENTS

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I.     Definitions..............................................................................    4
       A.   Access Person.......................................................................    4
       B.   Adviser.............................................................................    4
       C.   Beneficial Ownership................................................................    4
       D.   Covered Accounts....................................................................    4
       E.   Covered Securities..................................................................    4
       F.   Employee............................................................................    4
       G.   Federal Securities Laws.............................................................    5
       H.   Investment Club.....................................................................    5
       I.   Portfolio Managers..................................................................    5
       J.   Private Investments.................................................................    5
       K.   Reportable Fund.....................................................................    5
       L.   Reportable Security.................................................................    5
       M.   Restricted List.....................................................................    5
       N.   Supervised Person...................................................................    5

II.    General Principles.......................................................................    6
       A.   Statement of Purpose and General Principles.........................................    6
       B.   Standards of Business Conduct.......................................................    6
       C.   Promptly Report Violations of the Code..............................................    6
       D.   Statutory Grounds for Disqualification from Employment..............................    7

III.   Personal Securities Transactions - Rules.................................................    8
       A.   Restricted and Prohibited Transactions..............................................    8
       B.   Exempt Securities and Transactions..................................................    8
            1.   Exempted Securities............................................................    8
            2.   Exempted Transactions..........................................................    9
       C.   Specific Rules Applicable to Portfolio Managers and Investment Personnel............    9
            1.   Seven Day Black-out Periods ...................................................    9
            2.   Purchasing an Investment for a Fund/Account that is a Personal Holding.........   10
            3.   Establishing Positions Counter to Fund/Account Positions.......................   10
       D.   Special Rules Applicable to Directors of the Adviser ...............................   10
       E.   Principal Real Estate Investors Access Persons -  Additional Rules..................   11
       F.   Personal Trading Monitoring System..................................................   11
       G.   Pre-Clearance of Securities Transactions............................................   11
            1.   How to Pre-Clear...............................................................   12
                 a.   On-line Pre-Clearance.....................................................   12
                 b.   Compliance Dept. Pre-Clearance............................................   12
            2.   Standard of Review for Pre-Clearance of Trades.................................   12
       H.   Purchase of Private Placements......................................................   12
       I.   Purchase and Sale of PFG............................................................   13

IV.    Reporting Requirements...................................................................   13
       A.   Initial Holdings Report.............................................................   13
       B.   Quarterly Holdings Report...........................................................   13
       C.   Annual Holdings Report..............................................................   14
       D.   Initial and Annual Certification of Compliance......................................   14

V.     Gifts....................................................................................   15

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
VI.    Service as a Director and Outside Business Interests.....................................   15
       A.   Service as a Director...............................................................   15
       B.   Outside Business Activities.........................................................   15

VII.   Administration and Sanctions.............................................................   15

VII.   Forms Schedule A.........................................................................   17
       Schedule B...............................................................................   19
       Schedule C...............................................................................   21

I. DEFINITIONS

A. ACCESS PERSON: Any officer, director, employee or other person of the Adviser (including any of the adviser's supervised persons) who has access to nonpublic information regarding any clients' purchase or sale of securities; has access to nonpublic information regarding the portfolio holdings of any advisory client; is involved in making securities recommendations to clients; or has access to such recommendations that are nonpublic. Positions held by consultants, contractors, temporary employees, interns, co-op students and PFG HR and Legal staff supporting the Adviser are deemed an Access Person unless otherwise evaluated by the Compliance Department not to have access or potential access to nonpublic information, as described above. ALL EMPLOYEES OF THE ADVISER ARE DEEMED TO BE "ACCESS PERSONS" UNDER THIS CODE. ("Access Person" and "Employee" have the same meaning and are used interchangeably in the Code).

B. ADVISER: means Principal Global Investors, LLC and Principal Real Estate Investors, LLC.

C. BENEFICIAL OWNERSHIP: shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 when determining whether a person is a beneficial owner of a security.

     For example, the term "Beneficial ownership" shall encompass: securities in the person's own account(s); securities owned by members of the person's immediate family sharing the same household; a person's proportionate interest in the portfolio of securities held by a partnership, trust, corporation or other arrangements; and securities a person might acquire or dispose of through the exercise or conversion of any derivative security (e.g. an option, whether presently exercisable or not). See Covered Accounts.

D. COVERED ACCOUNTS: shall include any account that an Access Person has, or acquires any direct or indirect beneficial ownership in a security held in the account. Generally, an Access Person is regarded as having a beneficial ownership of securities held in an account in the name of: (1) the individual; (2) a spouse, minor child, immediate family member or dependant of the Access Person sharing the same household; (3) a relative sharing the same household; (4) another person (i) if the Access Person obtains benefits substantially equivalent to ownership of the securities; (ii) can obtain ownership of the securities immediately or at some future time (i.e. inheritance); or (iii) can have investment discretion or otherwise exercise control.

E. COVERED SECURITIES: shall include all securities, any option to purchase or sell, and any securities convertible into or exchangeable for such securities. For example, covered securities include but are not limited to individual securities, open-end and closed-end mutual funds, exchange traded funds and unit investment trusts. Certain securities are exempted from this definition. See Exempted Securities at Section III.B.1.

F.   EMPLOYEE: shall have the same meaning as Access Person.

G. FEDERAL SECURITIES LAWS: means the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the

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     Investment Company Act of 1940, as amended, the Investment Advisers Act of
     1940, as amended, (and all rules adopted under those Acts) the Sarbanes-Oxley Act of 2002, Title V of the Gramm-Leach-Bliley Act, the Bank Secrecy Act, and all rules adopted under any of these statutes by the Securities and Exchange Commission or the Department of the Treasury.

H. INVESTMENT CLUB: means a group of individuals who combine their funds for the purpose of making investments and advancing their investment education.

I. PORTFOLIO MANAGERS: means individuals entrusted with the direct responsibility and authority to make investment decisions for or affecting the accounts of the Adviser's clients.

J. PRIVATE INVESTMENTS - Generally, private investments involve the sale of securities to a relatively small number of qualified investors in a private transaction, rather than through an exchange or over the counter market. Private investments may not have to be registered with the Securities and Exchange Commission and in many cases detailed financial information is not disclosed. Examples include, but are not limited to hedge funds, limited partnerships, and private equity transactions.

K. REPORTABLE FUND: means (i) any fund for which the Adviser serves as an investment adviser as defined by the Investment Company Act of 1940; or
     (ii) any fund whose investment adviser or principal underwriter controls the Adviser, is controlled by the Adviser, or is in common control with the Adviser.

L. REPORTABLE SECURITY: means all securities except that it does not include direct obligations of the Government of the United States; banker's acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments, including repurchase agreements; shares issued by money market funds; shares issued by open-end funds other than funds advised or sub-advised by the Adviser or an affiliate of the Adviser and proprietary funds; and shares issued by unit investment trusts ("UIT") that are invested exclusively in one or more open-end mutual funds, none of which are advised or sub-advised by the Adviser or an affiliate of the adviser. Security includes, but is not limited to fixed income securities, equity securities, securities based on indices, I-Shares, exchange traded funds (ETF), options and limited or private placement offerings of securities.

M. RESTRICTED LIST: The Restricted List includes the names of all securities that the Adviser (1) is currently buying or selling, and (2) all securities currently held in client accounts.

N. SUPERVISED PERSON: is any officer, director (or other person occupying a similar status or performing similar functions), or employee of the Adviser, or other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser.

II. GENERAL PRINCIPLES

     A. STATEMENT OF PURPOSE AND GENERAL PRINCIPLES

     Principal Global Investors, LLC and Principal Real Estate Investors, LLC (collectively the "Adviser") have adopted this Code of Ethics (the "Code"). The principal purposes of this Code are to:

          Provide policies and procedures consistent with applicable laws and regulations, including Rule 204A-1 under the Investment Advisers Act of 1940 and Rule 17j-1 under the Investment Company Act of 1940; and

          Prevent conflicts of interests or the appearance of such conflicts when officers,

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          directors, supervised persons, employees and other persons of the advisers own or engage in transactions involving securities.

     Employees of the Adviser are also subject to the Principal Financial Group
     (PFG) Corporate Code of Ethics and other PFG policies which can be found on the Principal Global Investors Compliance Portal of the Inside The Principal(R) intranet site.

     B. STANDARDS OF BUSINESS CONDUCT

     The following standards of business conduct shall govern personal investment activities and interpretation and administration of this Code:

     The interests of advisory clients must be placed first at all times;

     All personal securities transactions must be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; Supervised persons should not take advantage of their positions; and Supervised persons must comply with applicable federal securities laws.

     The Code does not attempt to identify all possible conflicts of interests, and literal compliance with each of its specific provisions will not shield supervised and/or advisory personnel from liability for personal trading or other conduct that violates a fiduciary duty to advisory clients.

     C. PROMPTLY REPORT VIOLATIONS OR POSSIBLE VIOLATIONS OF THE CODE

     The Investment Advisers Act requires all Employees of an investment adviser "to report any violations of your code of ethics promptly to your chief compliance officer or other persons designated." Accordingly if you commit a violation or become aware of a violation you must promptly report this to the Advisers Chief Compliance Officer or their designee contacts listed on the cover page of the Code. Those contacts shall promptly report any violations to the Chief Compliance Officer.

In addition, staff can also utilize the PFG "Whistle Blower" process found at: http://inside.principal.com/gfr/brc/busprac/whistleblower.shtm. Any information passed through the Whistleblower process will remain confidential.

In addition, the Ethics Hotline can be used at 1-866-858-4433. The Ethics Hotline is staffed 24 hours a day, seven days a week.

     D. STATUTORY GROUNDS FOR DISQUALIFICATION FROM EMPLOYMENT

     The Adviser mandates that no officer, director or employee of the Adviser may become or continue to remain an officer, director or employee without an exemptive order issued by the U.S. Securities and Exchange Commission if such director, officer or employee within the past thirteen years or during the course of employment:

          has been charged with, convicted of, or plead guilty or no contest to any felony or misdemeanor or of a substantially equivalent crime by a foreign court of competent jurisdiction involving the purchase or sale of any security, the taking of false oath, the making of a false report, bribery, perjury, burglary, or conspiracy to commit such offense, or has been convicted of any crime that is punishable by imprisonment for 1 year or more years that is not described above;

          has been charged with, convicted of, or plead guilty or no contest to any felony or misdemeanor or of a substantially equivalent crime by a foreign court involving the purchase or sale of any security; or arising out of their conduct as an underwriter, broker, dealer, investment adviser,

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     municipal securities dealer, government securities dealer, transfer agent or entity or person require to register under the U.S. Commodity Exchange Act, or as an affiliated salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the Commodity Exchange Act; or

          Is or becomes permanently or temporarily enjoined by any court from
     (i) acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, transfer agent, or entity or person required to be registered under the U.S. Commodity Exchange Act, or as an affiliated salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the Commodity Exchange Act; or (ii) engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

     It is your obligation to immediately report any conviction or injunction falling within the foregoing provisions to the Chief Compliance Officer of the Adviser (or their designee).

III. PERSONAL SECURITIES TRANSACTIONS RULES

     A. RESTRICTED AND PROHIBITED TRANSACTIONS

     The following restrictions and limitations govern Personal Securities Transactions for ALL EMPLOYEES/ACCESS PERSONS:

1 Pre-clearance approval of all trades is valid for 2 calendar days. If the trade is not executed or completed within 2 calendar days of approval, a new preclearance approval will be required on the third day. This applies to all market and limit orders, good-till-cancelled orders, and stop loss orders.

2 No Access Person may acquire any security in an initial public offering
("IPO").

3 No Access Person may sell short any security on the Restricted List.

4 An Access Person may be limited in the number of shares or principal amount of a Security listed on the Restricted List. They also may not be allowed to purchase or sell a Security at all. If permission is granted to trade a Security on the Restricted List, the maximum amount of shares that may be traded each calendar quarter is the greater of 500 shares or 1% of the daily average trading volume during the 90 days prior of the date of the request.

5 No Access Person may participate in Investment Clubs.

6 Reportable Securities that are purchased must be held for 60 calendar days prior to sale. If sold before the 60 calendar day holding period, any profits realized (or loss avoided) on the sale of a covered security prior to the 60 calendar day holding period must be disgorged to a charitable organization designated by the Adviser.

7 Reportable Securities sold may not be purchased at a lower price until at least 60 calendar days from the sale trade date.

8 No option may be purchased or written if the expiration date is less than 60 calendar days from the date of purchase. No option position may be closed less than 60 calendar days from the date it is established.

     B. EXEMPT SECURITIES AND TRANSACTIONS

          1.   EXEMPTED SECURITIES

               The securities listed below are exempt from the pre-clearance requirement, the initial, quarterly and annual reporting requirements and holding periods:

               A.   Direct Obligations of the Government of the United States

               B.   Banker's acceptances

               C.   Bank certificates of deposit

               D.   Commercial paper

               E. High quality short-term debt instrument, including repurchase agreements

               F.   Shares issued by money market funds

               G. Shares issued by open-end mutual funds other than funds advised or sub-advised by the Adviser or an affiliate of the Adviser and proprietary funds.

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                    (NOTE: EXCHANGED TRADED FUNDS (ETF) AND I-SHARES ARE NOT
                    EXEMPT AND MUST BE PRE-CLEARED).

               H. Shares issued by unit investment trusts ("UIT") that are invested exclusively in one or more open-end mutual funds, none of which are advised or sub-advised by the Adviser or an affiliate of the Adviser.

          2.   EXEMPTED TRANSACTIONS

               The transactions listed below are exempt from the pre-clearance requirement, but are still subject to the initial, quarterly and annual reporting requirements and 60 calendar day holding period:

          A. Transactions in open-end mutual funds advised or sub-advised by the Adviser or an affiliate of the Adviser.

          B. Transactions in Proprietary funds (including Principal mutual funds underlying principal variable life and variable annuity contracts).

          C. Transactions in Principal stock. However, see requirements in
     Section III. I.

          D. Foreign currency transactions (these are not deemed securities).

          E. Securities acquired through an employer-sponsored automatic payroll deduction plan. Initial account set-up of brokerage self-directed plan must be disclosed but ongoing purchases do not have to be pre-cleared. However, all sales must be pre-cleared and reported.

          F. The acceptance of stock dividends resulting from securities already owned under a dividend reinvestment plan or in an automatic investment plan for the purchase of securities already owned. (Note: the initial purchase or establishment of an automatic investment plan or dividend investment plan must be pre-cleared.)

          G. Purchases or sales which are non-volitional on the part of the Access Person in a fully discretionary managed account (where the Access Person has no investment authority and the broker-dealer makes all investment decisions). Such account must be reported to the Compliance Department prior to opening.

     C. SPECIFIC RULES APPLICABLE TO PORTFOLIO MANAGERS AND INVESTMENT PERSONNEL AUTHORIZED TO TRADE ON CLIENT ACCOUNTS

1 SEVEN-DAY BLACKOUT PERIODS FOR PORTFOLIO MANAGERS/INVESTMENT PERSONNEL AUTHORIZED TO TRADE ON FUND/ACCOUNT. No portfolio manager/investment personnel authorized to trade on a Fund/managed account may purchase or sell a security for a personal account in which he/she has direct or indirect Beneficial ownership within seven calendar days before and after a client account that he/she manages, advises or executes trades, trades in that security.

     2. PURCHASING AN INVESTMENT FOR A FUND/ACCOUNT THAT IS A PERSONAL HOLDING. A portfolio manager/investment personnel authorized to trade on a Fund/managed accounts who are purchasing or selling an investment for a Fund/managed account that is also a personal holding of the portfolio manager/investment personnel in a Covered Account shall disclose such holding to his/her supervisor and the Compliance Department before making such investment for the Fund/managed account. A portfolio manager's/investment personnel's holdings, however, shall have no affect on the Fund/managed account's ability to trade. Any purchase or sale for the portfolio must then be reviewed and approved by a Portfolio Manager/Investment Personnel who does not have an interest in the Security or issuer and such review must be documented in writing and maintained.

2 ESTABLISHING POSITIONS COUNTER TO FUND/ACCOUNT POSITIONS. No portfolio manager/investment personnel authorized to trade on a Fund/managed account may establish a long position in his/her personal account in a security if the Fund/managed account for which he/she has investment authority maintains a position that would benefit from a decrease in the value of such security. For example, the portfolio manager/investment personnel would be prohibited from establishing a long position if (1) the Fund/managed account holds a put option on such security (aside from a put purchased for hedging purposes where the Fund/managed account holds the

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underlying security); (2) the Fund/managed account has written a call option on such security; or (3) the Fund/managed account has sold such security short, other than "against the-box."

     No portfolio manager/investment personnel may purchase a put option or write a call option where a Fund/managed account for which such person has investment authority holds a long position in the underlying security.

     No portfolio manager/investment personnel may short sell any security where a Fund/managed account for which such person has investment authority holds a long position in the same security or where such Fund/managed account otherwise maintains a position in respect of which the Fund/managed account would benefit from an increase in the value of the security.

D. SPECIAL RULES APPLICABLE TO DIRECTORS OF THE ADVISER

Any Director of an affiliated adviser is considered an Access Person of that Adviser and subject to their Code of Ethics as a matter of presumption. Any Director of the Adviser who also serves as a Director of an affiliated adviser shall be examined with regard to the affiliated adviser for their access to the affiliated advisers' nonpublic information regarding any clients' purchase or sale of securities; access to nonpublic information regarding the portfolio holdings of any advisory client; is involved in making securities recommendations to clients; or access to such recommendations that are nonpublic as to each Adviser of which the Director is a member of the Board. To the extent that such Director does not have such access to the affiliated adviser, that Director may be exempt from pre-clearance of transaction after a full examination and written documentation of the findings.

E. PRINCIPAL REAL ESTATE INVESTORS ACCESS PERSONS - ADDITIONAL RULES

No Employee of PrinREI or Access Person of the Adviser that has access to PrinREI nonpublic information may purchase or sell a real estate investment property without the pre-approval of a PrinREI investment committee member and the Compliance Department. SEE ATTACHED SCHEDULE A - REAL ESTATE INVESTMENT PROPERTY APPROVAL REQUEST FORM.

F. PERSONAL TRADING MONITORING SYSTEM

SunGard Personal Trading Assistant (SunGard PTA) is an intuitive browser-based application available on Principal's intranet that automates compliance with personal securities trading regulations and the Adviser's Code of Ethics. The functionality spans various areas of personal securities trading, which includes pre-trade authorization/post-trade reconciliation/ensuring comprehensive documented compliance with personal securities trading regulations.

Online accessibility is available on the Principal intranet only, which can be done outside of the office with a company laptop and VPN capability.

G. PRE-CLEARANCE OF SECURITIES TRANSACTIONS

All Access Persons MUST RECEIVE PRE-CLEARANCE APPROVAL for all securities transactions from the Adviser's Compliance Department prior to entering into any transaction. Pre-clearance approval is valid for 2 calendar days. If the trade is not executed or completed within 2 calendar days of approval, a new approval will be required on the third day. This applies to all market and limit orders, good-til-cancel orders, and stop loss orders.

Pre-clearance is not required for Exempted Securities (See Section III.B.1.) or Exempted Transactions (See Section III.B.2).

When seeking to purchase or sell securities for your personal account you should pay particular attention to the following most frequent Code violations noted by the Compliance Department, but still must observe all provisions of the Code:

-    Failure to pre-clear a trade;

-    Trading after the pre-clearance approval period has expired;

-    Trading more shares than pre-cleared;

- Submitting a Pre-Trade Authorization Form (PTAF) after the trade was executed; and

-    Trading before expiration of the 60 calendar day holding rule.

     1. HOW TO PRE-CLEAR A TRADE. Pre-clearance of a trade can be accomplished in one of two ways:

     A. ON-LINE PRE-CLEARANCE - A PTAF must be filed online within SunGard PTA prior to trading. Approval/denial will be provided from the system immediately and a confirmation email will be sent to the Access Person.

     Approval is valid for 2 calendar days. Approved trades must be executed within 2 calendar days from the date the PTAF was approved

     Denied trades must not be executed

     B. ALTERNATIVE METHODS OF PRE-CLEARANCE - Should an Access Person not have access to SunGard PTA on the Advisors' intranet, they may call or email a trade pre-cleared through:

     The Compliance Department

     A Proxy A proxy is a person who has been permitted to act on behalf of another person. An Adviser Access Person can be made a proxy for another Access Person. The Compliance Department can setup the proxy relationship upon request.

          Access Persons must not execute the trade until they have received a confirmation from the Compliance Staff that the PTAF was approved. When seeking to pre-clear through alternative methods, Access Persons are required to provide the following information: -Brokerage account information -Cusip or ticker and name of security

          -    Price

          -    Quantity

          -    Buy/sell

     2.   STANDARD OF REVIEW FOR PRE-CLEARANCE OF TRADES

     The Compliance Department has the authority and discretion to determine whether to grant or deny pre-clearance of a trade. Access Persons may be limited in the number of shares or principal amount of a Security listed on the Restricted List (See Section III.A.4.). They also may not be allowed to purchase or sell a Security at all.

H. PURCHASE OF PRIVATE INVESTMENTS

Private investments of any kind may only be acquired with prior approval of the Access Person's supervisor and the Chief Compliance Officer. Any Access Person wishing to request approval for private investments must complete a Private Investments Approval Request Form. SEE ATTACHED SCHEDULE B - PRIVATE INVESTMENT APPROVAL REQUEST FORM.

     I. PURCHASE AND SALE OF PFG

     Holdings and transactions in PFG stock are subject to the initial, quarterly and annual reporting requirements as well as the 60 calendar day holding period.

     The restrictions imposed by Principal Financial Group and other designated persons in connection with transactions in PFG stock are in addition to this Code and must be observed to the extent applicable. EMPLOYEES ARE RESPONSIBLE FOR UNDERSTANDING WHETHER THEY ARE SUBJECT TO THE CORPORATE POLICY AND RULES ON TRADING IN PFG STOCK. PLEASE REFER TO THE FOLLOWING
     LINKS:

     Corporate policy on the trading of PFG stock.
     http://inside.principal.com/gfr/brc/busprac/insidertradingstatement.shtm

     Note the following:

     - PFG Employee Stock Purchase Plan (ESPP) account is reportable and will be monitored by the Compliance Department. There is no action required by Access Persons to enter their ESPP account into SunGard PTA, as we are able to access information to monitor accordingly.

     -    PFG 401(k) Plan account is not a reportable Covered Account.

IV. REPORTING REQUIREMENTS

     A. INITIAL HOLDINGS REPORT

     All Access Persons must, within 10 calendar days of the date of their hire or appointment as an Access Person, furnish the Compliance Department an Initial Holdings Report current as of a date no more than 45 calendar days prior to the date the person becomes an Access Person containing the following information: (i) the name, type, number of shares, exchange ticker or CUSIP number, and principal amount of each Security in which the Access Person had any direct or indirect Beneficial Ownership at the time the report was prepared; (ii) the name and address of the broker, dealer, or bank at which the Access Person maintains any account during the period covered in which securities were held for the direct or indirect benefit of the Access Person; (iii) the account number of any account described above; and (iv) the date the report was prepared.

     B. QUARTERLY TRANSACTIONS REPORT

     Access Persons shall file a report with the Compliance Department listing all of their personal Securities transactions during the previous calendar quarter in any Security (except Exempted Securities) in which such person has acquired any direct or indirect Beneficial Ownership. The report shall be in a format as required by the Compliance Department and filed within 30 calendar days following the end of such calendar quarter. The report shall contain the following information:

     - The date of the transaction(s), the title, exchange ticker or CUSIP number, interest rate and maturity date (if applicable), number of shares, and principal amount of each Security involved;

     - The nature of the transaction (e.g., purchase, sale or any other type of acquisition or disposition);

     -    The price at which the transaction was effected;

     - The name of the broker, dealer, or bank with or through which the transaction was effected; and

     -    The date the report is submitted by the Access Person.

Access Persons must have their personal Securities account at a firm approved by the Compliance Department and must direct brokerage and other firms with which they have Securities accounts to furnish to the Compliance Department on a timely basis duplicate copies of periodic statements and trade confirmations of all personal Securities transactions. Within two business days of opening a NEW Covered Account, the Compliance Department should be provided with the name of the broker, dealer, or bank for that account, the identifying number and name on the Covered Account, and the date the account was established.

C. ANNUAL HOLDINGS REPORT

Access Persons must submit an Annual Holdings Report to the Compliance Department using a statement or report that is dated no more than 45 calendar days prior to the date the report is submitted, containing the following information: (i) the name, type, number of shares, exchange ticker or CUSIP number, and principal amount of each Security in which the Access Person had any direct or indirect Beneficial Ownership at the time the report was prepared; (ii) the name and address of the broker, dealer, or bank at which the Access Person maintained any account during the period covered in which securities were held for the direct or indirect benefit of the Access Person;
(iii) the account number of any account described above; and (iv) the date the report was prepared.

Access Persons will be required on an annual basis within 30 days of the request to verify that their holdings are complete and accurate in the SunGard PTA system.

D. INITIAL AND ANNUAL CERTIFICATION OF COMPLIANCE

The Chief Compliance Officer (or their designee) shall ensure that each Access Person receives a copy of this Code, any amendment thereto and a written acknowledgement of receipt to be signed and returned to the Chief Compliance Officer (or their designee). The Code is also available to all Access Persons via the intranet site.

All Access Persons will be required within 10 days of their appointment as an Access Person and annually thereafter to certify in writing that they have read and understand the Code and the Insider Trading Policy ("Policy") and its applicability to them, that they have complied with the requirements of the Code and Policy, and that they have disclosed or reported all personal Securities transactions as required by the Code.

V. GIFTS

Access Persons are subject to the PFG Travel and Entertainment Policy and the PFG gift policy, found at http://inside.principal.com/gfr/brc/busprac/statement/gifts.shtm.

All gifts greater than $US50 must be reported to the PFG Compliance Department. The Corporate gift form containing the following information shall be sent to the PFG Compliance Officer:

     -    Date Gift Received

     -    Description of Gift

     -    Details of Provider of the Gift

     -    Value of Gift

VI. SERVICE AS A DIRECTOR AND OTHER OUTSIDE BUSINESS INTERESTS

     A. SERVICE AS A DIRECTOR

     Access Persons are prohibited from serving, unless prior approval is granted, on the board of directors of a publicly traded company where they will gain financial information or participate in the investment decisions of the organization.

     Authorization is based on a determination that board service would be consistent with the interests of PFG and its clients.

     Authorization needs to be obtained from the Chief Compliance Officer (or their designee). SEE SCHEDULE C - OUTSIDE BUSINESS ACTIVITIES AND SERVICE AS A DIRECTOR APPROVAL REQUEST FORM.

     B. OUTSIDE BUSINESS ACTIVITIES

     Access Persons must not undertake other business activities outside of the Adviser which may cause, or appear to cause, conflicts of interest. Access Persons must request approval from the Compliance Department for all outside business activities where Access Persons either have a controlling or influencing position, or receive monetary compensation for their involvement in that business. All outside employment needs to be submitted for review and approval. The

     Compliance Department may determine that such involvement in additional business is an actual or perceived conflict of interest with an Access Person's current position. In this situation, actions will need to be taken to rectify the conflict. SEE SCHEDULE C - OUTSIDE BUSINESS ACTIVITIES AND SERVICE AS A DIRECTOR APPROVAL REQUEST FORM.

VII. ADMINISTRATION AND SANCTIONS

The Chief Compliance Officer (or their designee) shall have the authority to interpret the Code and grant exceptions to the Code when appropriate, such as a hardship or exigent circumstances that warrant an exception. However, exceptions will be granted only on a rare occasion. When exceptions are granted the Chief Compliance Officer (or their designee) shall make a record and explain in writing the reasons and parameters of such exceptions. The Chief Compliance Officer (or their designee) shall maintain a system for the regular review of all reports of personal securities transactions and holdings filed under this Code.

Upon discovering a violation of this Code, the Chief Compliance Officer of the Adviser shall impose such sanctions as determined appropriate. Sanctions may include a letter of warning, suspension of personal Securities transactions, and other sanctions up to and including suspension or termination of employment.

Annually, those individuals charged with the responsibility for monitoring compliance with this Code shall prepare a written report to the Board of Directors of the Adviser that, at a minimum, will include:

     - A certification that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating the Code;

     - Identification of material violations and sanctions imposed in response to those violations during the past year;

     - A description of issues that arose during the previous year under the Code; and

     - Recommendations, if any, as to changes in existing restrictions or procedures based upon experience with this Code, evolving industry practices and changes and developments in applicable laws or regulations.

           PRINCIPAL REAL ESTATE INVESTORS, LLC ("PRINREI") SCHEDULE A

              REAL ESTATE INVESTMENT PROPERTY APPROVAL REQUEST FORM

Name Office Phone # E-Mail Department/Job Title

                                               Purchase or Sale

                                               Property Address

Property Type (residential, commercial, farm, etc.)

Intent of Purchase (development, commercial rental, etc.)

Planned Closing

Planned Holding Period (if purchasing)

Did the purchase opportunity arise due to PrinREI's advisory activities on behalf of clients?

Did the purchase opportunity arise due to PrinREI's relationship with service providers?

Are any service providers that are commonly used by PrinREI involved with this transaction?

If Yes to the above 3 questions, please describe

Note: You must also file an Outside Business Activities Form in advance with your local Compliance Department if you intend to act as an officer, director or hold a management position in any business or entity other than PGI/PrinREI or any of its affiliates.

By signing below, I certify that I understand that approval, if granted, is based upon the completeness and accuracy of the information provided herein and I agree to observe conditions imposed upon such approval. I represent that (i) I have read and understand the PGI/PrinREI Code of Ethics (the "Code") and recognize that I am subject thereto; (ii) the above transaction is in compliance with the Code; (iii) to the best of my knowledge, the above proposed transaction does not represent a conflict of interest, or the appearance of a conflict of interest, with any PGI/PrinREI Advised Fund or Managed Account; (iv) and I have no knowledge of any pending client transactions in this property. Furthermore, I acknowledge that no action should be taken by me to effect the transaction listed above until I have received formal approval. I understand and acknowledge that this real estate transaction is in no way sponsored by PGI/PrinREI or any of its affiliates and shall give rise to no liability on the part of PGI/PrinREI or any of its affiliates whatsoever, whether by way of indemnification, insurance or otherwise.


----------------------------   ------------------------------   ------
Employee Signature                Employee - Print Name          Date


PrinREI Supervisor Signature   PrinREI Supervisor - Print Name   Date

Date Received by the Compliance Department CHIEF COMPLIANCE OFFICER
(OR DESIGNEE)

                                      [ ] Approved    [ ] Not Approved

Print Name                                                    Title

                                 Signature   Date

                     PRINCIPAL GLOBAL INVESTORS, LLC ("PGI")
                PRINCIPAL REAL ESTATE INVESTORS, LLC ("PRINREI")

                                   SCHEDULE C

           OUTSIDE BUSINESS ACTIVITIES AND SERVICE AS DIRECTOR/OFFICER
                              APPROVAL REQUEST FORM

Name: __________________________________________________________________________

Office Phone: __________________________________________________________________

E-Mail: ________________________________________________________________________

Department/Job Title: __________________________________________________________

I. INITIAL DISCLOSURE OF OUTSIDE BUSINESS ACTIVITIES:

        List below all outside business activities(1) you are involved in

                                                         DATE YOU FIRST BECAME
COMPANY NAME   TYPE OF BUSINESS   TITLE/POSITION HELD   INVOLVED WITH ACTIVITY
------------   ----------------   -------------------   ----------------------


List any corporation of which you or a member of your immediate family directly or indirectly own, control, or hold the power to vote 5% or more of the outstanding voting securities. Please include the name of the organization, the date you first became involved with the organization, the nature of your involvement with the organization, and any other supporting documentation that may be deemed relevant.

List any joint ventures in which you participate outside your employment with PGI/PrinREI.

List any trustee or executor positions you hold other than those pertaining to your immediate family.

II.  PRE-CLEARANCE OF SERVING AS AN OFFICER/DIRECTOR AND/OR OUTSIDE BUSINESS
     ACTIVITIES: Complete this section for each Officer/Director and/or outside business activity listed above or for any outside business activity you plan to engage in. Please note that all outside business activities must be pre-cleared through the completion and approval of this form, including any outside employment. RETAIN A COPY OF THE COMPLETED FORM FOR YOUR RECORDS.

     1. Do you currently serve, or do you plan to serve, as an officer, director/trustee, partner, or employee of any entity other than
          PGI/PrinREI? [ ] Yes   [ ] No

          - If you plan to serve, or currently serve, as a director/trustee, is the company publicly or privately held?
               [ ] Publicly   [ ] Privately

     2. Do you, or a member of your immediate family, own, or plan to own, directly or indirectly, 5% or more of the outstanding voting
          securities of any entity? [ ] Yes   [ ] No

(1) "Outside business activities" are described in the Code of Ethics and generally refer to your associations with any entities other than PGI/PrinREI or any of its affiliates.

3. Please provide the following information with respect to your Officer/Director and/or outside business activity or planned outside business activity:

     -    Name of outside entity: ______________________________________________

     Address: __________________________________________________________________

     -    Country or state of formation ________________________________________

     Is the company publicly or privately held? [ ] Publicly   [ ] Privately

     Type of business: _________________________________________________________

     -    Title or position:

     [ ] Director/Trustee   [ ] Officer   [ ] Shareholder

     [ ] Partner   [ ] Employee   [ ] Other ____________________________________

     Amount of compensation from the outside business activity, if any:
     $___________________________________

     Frequency of compensation from outside business activity:
     [ ] Weekly   [ ] Bi-Weekly
     [ ] Monthly  [ ] Annually

     Amount and percentage of any stock ownership, partnership or other financial interest in this entity: Number of shares or units:__________________ Cost per share or unit:___________________________________ Percentage of total shares or units:______________________

     Description of your activities, duties, and responsibilities with regard to this entity:___________________________________________________________________

     Date of first involvement:_________________________________________________

     Approximate amount of time spent or planned to be spent on outside business activity (hours/week) ____________

     Approximate amount of time spent or planned to be spent on outside business activity during PGI/PrinREI normal office hours (hours/week) ___________________

     Describe any relationship or connection or any kind between the outside entity and PGI/PrinREI:

     Did PGI/PrinREI request that you accept this position with the outside
entity? [ ] Yes   [ ] No

By signing below, I certify that my responses to this Officer/Director and/or Outside Business Activities Form are complete, true and accurate to the best of my knowledge. I will report any changes or corrections to this information promptly, in writing, to the Compliance Department and will obtain prior written acknowledgement or approval as required by the Compliance Department before any additional involvement such as participation in additional sales, holdings, compensation or participation in the company's management or before engaging in any future outside business activities, including any outside employment. I hereby represent that this proposed outside business activity does not conflict with the interests of PGI/PrinREI. I hereby confirm that the outside business activity described in this questionnaire is unrelated to and beyond the scope of my employment by PGI/PrinREI. Notwithstanding the immediately preceding sentence, I understand that regulations and PGI/PrinREI policy require that I obtain consent to engage in any outside business activity, and I acknowledge that such consent, if granted, is revocable at any time, in PGI/PrinREI's sole discretion and is subject to my understanding and acknowledgement that such outside business activity is in no way sponsored by PGI/PrinREI and shall give rise to no liability on the part of PGI/PrinREI whatsoever, whether by way of indemnification, insurance or otherwise.


Employee Signature:                                               Date:
                    --------------------------------------------        --------


Employee's Immediate Supervisor's Signature                       Date:
                                            --------------------        --------

Date Received by the Compliance Department
                                           ---------------------

CHIEF COMPLIANCE OFFICER (OR DESIGNEE) [ ] Approved   [ ]  Not Approved

Name:                                      Title:
      ----------------------------------         -------------------------------

Signature                                  Date:
          ------------------------------        --------------------------------

                     PRINCIPAL GLOBAL INVESTORS, LLC ("PGI")
                PRINCIPAL REAL ESTATE INVESTORS, LLC ("PRINREI")

                                   SCHEDULE B

                     PRIVATE PLACEMENT APPROVAL REQUEST FORM

 (Attach a copy of the private placement memorandum, offering memorandum or any other relevant documents)

Name:___________________________________________________________________________
Office Phone #: ________________________________________________________________
E-Mail: ________________________________________________________________________
Department/Job Title: __________________________________________________________

1. Name of the sponsor's corporation, partnership or other entity:
   _____________________________________________________________________________
   Name of the private placement: ______________________________________________

1 Is the sponsor's corporation, partnership or other entity:
[ ] Public   [ ] Private

2 Type of security or fund: ____________________________________________________

3 Nature of participation (e.g., stockholder, selling agent, general partner, limited partner). Indicate all applicable: _____________________________________

4 Describe your relationship and/or work relationship to the other directors of the partnership or entity: _____________________________________________________

5 Have you received or will you receive "selling compensation"(1) in connection
with the transaction? [ ] Yes   [ ] No
If yes, describe nature of compensation: _______________________________________
Amount of compensation: ________________________________________________________

6 Planned date of transaction: _________________________________________________

7 Size of offering (if a fund, size of fund): __________________________________

8 Size of your participation (number of units/shares and total dollar amount): ________________________________________________________________

9 Your participation as a percentage of total shares or units outstanding: ___________________________________________________________________

10 Does/Will the investment carry limited or unlimited liability?
[ ] Limited   [ ] Unlimited Will the investment require any use of PGI/PrinREI
or any of its affiliates' premises, facilities or materials? [ ] Yes   [ ] No
If "yes", please describe: _____________________________________________________

11 Have you or do you intent to recommend, refer or solicit others in any way in
connection with this investment? [ ] Yes   [ ] No

12 Is PGI/PrinREI or any of its affiliates involved? [ ] Yes   [ ] No
If "Yes", please describe: _____________________________________________________

13 Describe the business to be conducted by the issuer of the private placement:
________________________________________________________________________________

14 If the private placement is a fund, describe its investment objectives (e.g. value, growth, core or specialty): _____________________________________________

15 Has this private placement been made available to any PGI/PrinREI Advised Fund or any Managed Account where either you or the person you report to
exercises investment discretion? [ ] Yes   [ ] No
If "No", state why: ____________________________________________________________

     If "Yes", please describe which fund or managed account:___________________
________________________________________________________________________________

17. Do you participate or do you plan to participate in any investment decisions
for the private placement? [ ] Yes   [ ] No
If "Yes", please describe: _____________________________________________________

(1) "Selling Compensation" means any compensation paid directly or indirectly from whatever source in connection with or as a result of the purchase or sale of a security, including, through not limited to, commissions, finder's fees, securities or rights to acquire securities, rights to participate in profits, tax benefits, or dissolution proceeds, as a general partner or other wise, or expense reimbursements.

18. Do you participate or do you plan to participate in the management of the
sponsor? [ ] Yes   [ ] No

If "Yes", state title ad give description of duties: ___________________________

1 Describe how you became aware of this private placement:______________________

2 To the best of your knowledge, will this private placement result in an
initial public offering within the next 12 or 18 months? [ ] Yes   [ ]  No

Note: You must also file an Outside Business Activities Form in advance with your local Compliance Department if you intend to act as an officer, director or hold a management position in any business or entity other than PGI/PrinREI or any of its affiliates.

I understand that approval, if granted, is based upon the completeness and accuracy of the information provided herein and I agree to observe any conditions imposed upon such approval. I will notify the Compliance Department in writing if any aspect of the private placement is proposed to be changed (e.g., investment focus of fund, compensation, involvement in organization's management) and I hereby acknowledge that such changes may require further approvals or disinvestment by me.

I represent that (i) I have read and understand the PGI/PrinREI Code of Ethics (the "Code") and recognize that I am subject thereto; (ii) the above trade is in compliance with the Code; (iii) to the best of my knowledge, the above proposed trade does not represent a conflict of interest, or the appearance of a conflict of interest, with any PGI/PrinREI Advised Fund or Managed Account; (iv) I have no knowledge of any pending client orders in this security, nor is the above proposed trade in a related security which indirectly would result in a transaction in a security in which there are pending client orders; and (v) I have read and understand the private placement policy contained in the Code. Furthermore, I acknowledge that no action should be taken by me to effect the trade(s) listed above until I have received formal approval.

By signing below, I certify that my responses to this Private Placement Approval Request Form are complete, true and accurate to the best of my knowledge. I hereby confirm that any private securities transaction described in this questionnaire is unrelated to and beyond the scope of my employment by PGI/PrinREI, or any of its affiliates. Notwithstanding the immediately preceding sentence, I understand that I must obtain consent to any private securities transactions, and I acknowledge that such consent, if granted, is revocable at any time and is subject to my understanding and acknowledgement that such private securities transaction is in no way sponsored by PGI/PrinREI or any of its affiliates and shall give rise to no liability on the part of PGI/PrinREI or any of its affiliates whatsoever, whether by way of indemnification, insurance or otherwise.


Employee Signature   Employee-Print Name Date


Employee's Supervisor Signature   Employee's Supervisor-Print Name Date

Date Received by the Compliance Department _________________________________

CHIEF COMPLIANCE OFFICER (OR DESIGNEE) [ ] Approved   [ ] Not Approved

Name:
      ------------------------------------
Title:
      ------------------------------------


Signature
          --------------------------------
Date:
     -------------------------------------